Morgan Stanley Biotechnology Fund
                          Item 77(O) 10F-3 Transactions
                        July 1, 2003 - December 31, 2003



 Security   Purcha   Size    Offeri   Total   Amount   % of    % of
Purchased     se/     of       ng    Amount     of    Offeri   Fund   Brokers
             Trade  Offeri   Price     of     Shares    ng      s
             Date     ng       of   Offering  Purcha  Purcha   Tota
                             Shares             sed     sed     l
                                                By      By     Asse
                                               Fund    Fund     ts
 Vicuron    07/23/  6,000,   $13.85 $83,100,    950   0.016%   0.12
Pharmaceut    03      000              000                      2%     Morgan
icals Inc.                                                            Stanley,
                                                                      Pacific
                                                                       Growth
                                                                      Equities
                                                                        LLC,
                                                                     Lazard and
                                                                       Harris
                                                                      Nesbitt
                                                                       Gerard